EXHIBIT 99.1
                                  PRESS RELEASE

FIRST MARINER REPORTS 39% INCREASE IN 3RD QUARTER EARNINGS AND ATTAINMENT OF SIGNIFICANT STATE TAX INCENTIVES

Baltimore, MD (October 21, 2003) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced net income for the third quarter of 2003 of $1,402,000 compared to $1,008,000 for the third quarter last year, an increase of 39% and the highest quarterly profit in the Company's history. Diluted earnings per share increased 29% to $.23, from $.18 reported for the same quarter of 2002. For the nine month period ended September 30, 2003, net income totaled $3,885,000, an increase of 40% from $2,779,000 reported last year. Total Assets at the end of the quarter grew 19% from last year's third quarter and totaled $1.020 billion at September 30, 2003.

The Company also announced that it has earned significant state tax incentives through its participation in the One Maryland Economic Development and Job Creation Tax Credit programs. The tax incentives earned total $5.5 million according to a confirmation received by the Company during the quarter from the Maryland Department of Business and Economic Development (Highlighted below).

Financial Overview

The results for the quarter were affected by several significant events, which had little impact on overall net income, but had significant effects on various components of net income.

The Company recognized State tax credits of $480,000, which reflect the actual amount of tax credits that were used to reduce the company's Maryland state tax liability for the year 2002 and the nine months ended September 30, 2003. The realization of the credits is recognized as a reduction to income tax expense. Other operating expenses include non-recurring consulting fees of $265,000 that were incurred during the quarter that reflect consulting services rendered in securing the tax incentives. The recognition of the tax credits and the consulting expenses (net of income tax consequences of $60,000) added approximately $155,000 to after-tax profits.

Net income was also affected by the Company's election (announced August 20) to redeem its $21,450,000 Trust Preferred offering issued in June of 1998. The Company wrote-off the unamortized portion of the original issuance costs during the quarter, which increased other operating expenses by $945,000. The Company also realized gains on sales of securities sold to help fund a portion of the redemption of $741,000. The cost of the write-off and recognition of security gains (net of income tax consequences of $78,000) reduced after tax net income by $126,000.

Edwin F. Hale, Sr., First Mariner's Chairman and Chief Executive Officer said, "We are obviously pleased with our operating results for the quarter, as well as the incentives we earned under the One Maryland Program. The income statement effects of the tax credits and our announcement to redeem our trust preferred offering had a slightly positive effect on our quarters reported earnings. Going forward, we expect to realize significant benefit to our recurring earnings as a result of these initiatives."

Mr. Hale continued, "All of our lending divisions experienced strong demand throughout the second quarter. Our Finance Maryland subsidiary has grown to over $18 million in consumer loans, currently serves over 9,000 Maryland customers, and has turned profitable in less than one full year of operations. First Mariner Mortgage continued to experience brisk activity with origination volume exceeding $326 million in the third quarter, and our Commercial loan division experienced solid growth. Deposits grew 14%, despite the current rate environment, and we had substantial increases in our checking and savings account products."

First Mariner's total assets ended the third quarter up 19% from September 30, 2002, and exceeded $1 billion at September 30, 2003. Loan demand remained strong as total loans increased $36.8 million (+7%), commercial loans increased $38 million (+14%) from the third quarter of last year and consumer loans increased $27 million (+50%).

Commercial loan growth reflected continued strength in the Central Maryland economy, low market interest rates, and the benefits of sales and marketing efforts focused on business customers. Consumer loan growth was fueled by increases in home equity lending loans and consumer loans originated by Finance Maryland, LLC. Mortgage loan originations exceeded $326 million (+30%) for the third quarter, increasing $74.5 million from last year's third quarter. For the first nine months of 2003, origination volume totaled over $936 million, increasing $287 million (+44%), as compared to the same period last year. Total deposits increased by $92 million (+14%) and average deposits per branch are now $34 million.

Financial Highlights for the quarter include:

- Total revenue increased by $2.750 million (+22%) over the 3rd quarter of 2002. Excluding securities gains of $741,000, total revenue increased $2.009 million (+16%), due to growth in loans and deposits, and growth in most fee income categories.

- Net interest income increased $339,000 (+4%). Average earning assets increased $153.8 million (+21%), while the net interest margin decreased to 3.72% for the 3rd quarter of 2003 compared to 4.31% for the 3rd quarter of 2002. The decrease in the net interest margin is attributable to a higher mix of earning assets held in short term investments and loans held for sale, which yield lower rates relative to the company's funding sources.

- The provision for loan losses totaled $655 thousand compared to $640 thousand in the same quarter last year. The allowance for loan losses increased to $8.525 million from $6.493 million at September 30, 2002, and totaled 1.54% of loans outstanding compared to 1.26% last year. Non-performing assets increased to $6.430 million (.63% of total assets) compared to $2.887 million (.34% of total assets) last year.

- Non-interest or fee income increased by $2.411 million or 59%. Deposit service charges and ATM fees increased $767 thousand (+47%). Gains on sales of mortgage loans and other mortgage banking revenue increased $1.076 million (+74%). Fees from sales of credit and other insurance products grew by $220 thousand, and income from Bank Owned Life Insurance grew by $50 thousand. Security Gains totaled $741 thousand compared to $344 thousand last year.

- Non-interest expenses increased $2.725 million or 27% due to the write-off of unamortized trust preferred issuance costs ($945,000) and consulting fees relating to the attainment of tax incentive ($265,000). Excluding these items, expenses increased $1.515 million (+15%), reflecting higher salary and benefit costs, increased cost of other real estate owned, higher administrative costs for mortgage and consumer lending functions.

One Maryland Tax Incentives

The One Maryland Tax Credit Program provides tax incentives to businesses that make major investments in the City of Baltimore and Allegany, Caroline, Cecil, Dorchester, Garrett, Somerset and Worcester Counties. The program provides a project tax credit of up to $5 million and a start-up tax credit of up to $500,000. Maryland's Job Creation Tax Credit Program offers tax incentives to employers that create a minimum number of new jobs in Maryland.

The Company will realize the benefits of the incentives in its reported earnings as the credits can be utilized, in accordance with accounting standards that govern the recognition of investment tax credits. The amount of the credit that can be utilized will be determined by the level of Maryland Taxable income and will be recognized as a reduction in income tax expense. The Company expects to utilize approximately $62 thousand of the credits in the fourth quarter of 2003, and approximately $275,000 in all of 2004. Any unused One Maryland credits can be carried forward and will expire in 2016. The Job Creation Tax Credit can be carried forward for five years. The company expects to fully realize the full value of the credits before their expiration.

Edwin F. Hale, Sr., First Mariner's Chairman and Chief Executive Officer said, "The One Maryland Program was enacted to provide encouragement for businesses to grow, invest, and create jobs in selected Maryland locations that needed an economic boost. We are pleased to have participated in the program by bringing new jobs to Baltimore and to earn the tax incentives the program provides." First Mariner qualified for the tax credits as a result of creating jobs and investing capital in the southeast section of Baltimore City, where it has located its headquarters.

"First Mariner is a perfect example of how we want these tax incentive programs to work," explained Aris Melissaratos, Secretary of the Maryland Department of Business and Economic Development. "First Mariner moved its headquarters to what had been a depressed industrial location and has created both new jobs and a stimulus for the redevelopment of the area around it. We think that using tax credits to leverage and increase economic growth is smart public policy."

More information is available at

http://www.choosemaryland.org/datacenter/taxesincentives/incentives/onemaryland.asp
http://www.choosemaryland.org/datacenter/taxesincentives/incentives/creation.asp

First Mariner Bancorp is a bank holding company with total assets of $1.020 billion. Its wholly owned banking subsidiary, First Mariner Bank, (opened in
1995) operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 12 offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. Finance Maryland, LLC, consumer finance subsidiary currently operates nine branches in Baltimore, Cecil, Harford, Wicomico, and Washington counties. First Mariner Bancorp's common stock is traded on the Nasdaq National Market under the symbol "FMAR". First Mariner's web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company's actual results could differ materially from management's expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company's business, successful implementation of the Company's branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact:  Mark Keidel- SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

                                                                   For the three months ended September 30,
                                                                      2003          2002     $ Change    % Change
                                                           -------------------------------------------------------
Summary of Earnings:
 Net interest income                                           $     8,494    $    8,155        339           4%
 Provision for loan losses                                             655           640         15           2%
 Noninterest income                                                  6,514         4,103      2,411          59%
 Noninterest expense                                                12,864        10,139      2,725          27%
 Income before income taxes                                          1,489         1,479         10           1%
 Income tax expense                                                     87           471       (384)        -82%
 Net income                                                          1,402         1,008        394          39%

Profitability and Productivity:
 Return on average assets                                            0.57%         0.50%          -          15%
 Return on average equity                                           10.36%         8.13%          -          27%
 Net interest margin                                                 3.72%         4.31%          -         -14%
 Net overhead ratio                                                  2.89%         3.15%          -          -8%
 Efficiency ratio                                                   90.17%        85.10%          -           6%
 Mortgage loan production                                          326,445       251,906     74,539          30%
 Average deposits per branch                                        33,780        29,586      4,194          14%

Per Share Data:
 Basic earnings per share                                      $      0.26    $     0.19       0.07          36%
 Diluted earnings per share                                    $      0.23    $     0.18       0.05          29%
 Book value per share                                          $     10.11    $     9.25       0.86           9%
 Number of shares outstanding                                    5,413,540     5,388,289     25,251           0%
 Average basic number of shares                                  5,409,073     5,381,484     27,589           1%
 Average diluted number of shares                                6,025,571     5,616,519    409,052           7%

Summary of Financial Condition:
 At Period End:
 Assets                                                        $ 1,019,621    $ 856,756     162,865          19%
 Investment Securities                                             168,850      157,839      11,011           7%
 Loans                                                             553,668      516,846      36,822           7%
 Deposits                                                          743,160      650,882      92,278          14%
 Borrowings and repurchase agreements                              149,910      130,131      19,779          15%
 Stockholders' equity                                               54,731       49,766       4,965          10%

 Average for the period:
 Assets                                                        $   974,820    $ 803,289     171,531          21%
 Investment Securities                                             143,762      167,311     (23,549)        -14%
 Loans                                                             553,361      510,897      42,464           8%
 Deposits                                                          746,704      620,368     126,336          20%
 Borrowings                                                        170,997      130,794      40,203          31%
 Stockholders' equity                                               53,681       49,179       4,502           9%



Capital Ratios:
 Leverage                                                             7.3%         8.0%           -          -8%
 Tier 1 Capital to risk weighted assets                              10.1%        10.1%           -           0%
 Total Capital to risk weighted assets                               18.4%        12.0%           -          53%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                                                        336          207         129          62%
 Non-performing assets                                               6,430        2,887       3,543         123%
 90 Days or more delinquent loans                                    8,310        6,124       2,186          36%
 Annualized net chargeoffs to average loans                          0.24%         0.16%          -          50%
 Non-performing assets to total assets                               0.63%         0.34%          -          87%
 90 Days or more delinquent loans to total loans                     1.50%         1.18%          -          27%
 Allowance for loan losses to total loans                            1.54%         1.26%          -          23%




FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)


                                                                  For the nine months ended September 30,
                                                                     2003          2002      $ Change    % Change
                                                         -----------------------------------------------------------
Summary of Earnings:
 Net interest income                                           $    25,078    $  22,753       2,325         10%
 Provision for loan losses                                           2,107        1,275         832         65%
 Noninterest income                                                 16,459       10,294       6,165         60%
 Noninterest expense                                                34,301       27,615       6,686         24%
 Income before income taxes                                          5,129        4,157         972         23%
 Income tax expense                                                  1,244        1,378        (134)       -10%
 Net income                                                          3,885        2,779       1,106         40%

Profitability and Productivity:
 Return on average assets                                            0.57%        0.48%           -         20%
 Return on average equity                                            9.65%        7.97%           -         21%
 Net interest margin                                                 3.93%        4.13%           -         -5%
 Net overhead ratio                                                  2.76%        3.05%           -         -9%
 Efficiency ratio                                                   84.47%       84.69%           -          0%
 Mortgage loan production                                          936,682      649,292     287,390         44%
 Average deposits per branch                                        33,780       29,586       4,194         14%

Per Share Data:
 Basic earnings per share                                      $      0.72    $    0.52        0.20         40%
 Diluted earnings per share                                    $      0.66    $    0.49        0.17         35%
 Book value per share                                          $     10.11    $    9.25        0.86          9%
 Number of shares outstanding                                    5,413,540    5,388,289      25,251          0%
 Average basic number of shares                                  5,401,951    5,374,506      27,445          1%
 Average diluted number of shares                                5,891,999    5,626,301     265,698          5%






Summary of Financial Condition:
 At Period End:
 Assets                                                       $  1,019,621    $ 856,756     162,865          19%
 Investment Securities                                             168,850      157,839      11,011           7%
 Loans                                                             553,668      516,846      36,822           7%
 Deposits                                                          743,160      650,882      92,278          14%
 Borrowings and repurchase agreements                              149,910      130,131      19,779          15%
 Stockholders' equity                                               54,731       49,766       4,965          10%

 Average for the period:
 Assets                                                       $    909,778    $ 779,714     130,064         17%
 Investment Securities                                             123,805      152,067     (28,261)       -19%
 Loans                                                             543,549      485,491      58,058         12%
 Deposits                                                          702,984      602,158     100,826         17%
 Borrowings                                                        149,309      127,683      21,626         17%
 Stockholders' equity                                               53,847       46,632       7,215         15%

Capital Ratios:
 Leverage                                                             7.3%         8.0%           -         -8%
 Tier 1 Capital to risk weighted assets                              10.1%        10.1%           -          0%
 Total Capital to risk weighted assets                               18.4%        12.0%           -         53%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                                                        770          306         464        152%
 Non-performing assets                                               6,430        2,887       3,543        123%
 90 Days or more delinquent loans                                    8,310        6,124       2,186         36%
 Annualized net chargeoffs to average loans                          0.19%        0.08%           -        125%
 Non-performing assets to total assets                               0.63%        0.34%           -         87%
 90 Days or more delinquent loans to total loans                     1.50%        1.18%           -         27%
 Allowance for loan losses to total loans                            1.54%        1.26%           -         23%


CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

                                                                                 As of September 30,
                                                                       2003        2002     $ Change    % Change
                                                             -------------------------------------------------------
Assets:
 Cash and due from banks                                           $ 30,395     $ 33,592     (3,197)       -10%
 Interest-bearing deposits                                          148,820       38,945    109,875        282%
 Available-for-sale investment securities, at fair value            168,850      157,839     11,011          7%
 Loans held for sale                                                 73,761       74,312       (551)        -1%
 Loans receivable                                                   553,668      516,846     36,822          7%
 Allowance for loan losses                                           (8,525)      (6,493)    (2,032)        31%
                                                             ------------------------------------------
 Loans, net                                                         545,143      510,353     34,790          7%
 Other real estate owned                                              1,832        2,400       (568)       -24%
 Restricted stock investments, at cost                                4,540        4,000        540         14%
 Property and equipment                                              17,895       17,280        615          4%
 Accrued interest receivable                                          4,826        4,863        (37)        -1%
 Deferred income taxes                                                1,954          529      1,425        269%
 Prepaid expenses and other assets                                   21,605       12,643      8,962         71%
                                                             ------------------------------------------
Total Assets                                                     $1,019,621     $856,756    162,865         19%
                                                             ==========================================

Liabilities and Stockholders' Equity:
Liabilities:
 Deposits                                                        $  743,160     $650,882     92,278         14%
 Borrowings                                                         124,910      100,874     24,036         24%
 Repurchase agreements                                               25,000       29,257     (4,257)       -15%
 Trust preferred securities                                          67,950       21,450     46,500        217%
 Accrued expenses and other liabilities                               3,870        4,527       (657)       -15%
                                                             ------------------------------------------
Total Liabilities                                                   964,890      806,990    157,900         20%

Stockholders' Equity
 Common Stock                                                           271          269          2          1%
 Additional paid-in-capital                                          48,159       47,869        290          1%
 Retained earnings (deficit)                                          4,839         (170)     5,009
 Accumulated other comprehensive income (loss)                        1,462        1,798       (336)       -19%
                                                             ------------------------------------------
Total Stockholders Equity                                            54,731       49,766      4,965         10%
                                                             ------------------------------------------
Total Liabilities and Stockholders' Equity                       $1,019,621     $856,756    162,865         19%
                                                             ==========================================



CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

                                                                For the three months       For the nine months
                                                                 ended September 30,        ended September 30,
                                                                  2003        2002           2003         2002
                                                             -------------------------------------------------------
Interest Income:
 Investments and interest-bearing deposits                    $  1,807      $ 2,585      $ 5,378         $ 7,642
 Loans                                                          12,353       10,915       35,727          31,160
                                                             -------------------------------------------------------
Total Interest Income                                           14,160       13,500       41,105          38,802

Interest Expense:
 Deposits                                                        3,520        3,546       10,160          10,784
 Borrowings and repurchase agreements                            2,146        1,799        5,867           5,265
                                                             -------------------------------------------------------
Total Interest Expense                                           5,666        5,345       16,027          16,049
                                                             -------------------------------------------------------

Net Interest Income Before Provision for Loan Losses             8,494        8,155       25,078          22,753

Provision for Loan Losses                                          655          640        2,107           1,275
                                                             -------------------------------------------------------

Net Interest Income After Provision for Loan Losses              7,839        7,515       22,971          21,478

Noninterest Income:
 Service fees on deposits                                        1,759        1,074        4,962           2,929
 ATM Fees                                                          646          564        1,899           1,509
 Gains on sales of mortgage loans                                2,052          953        4,686           2,286
 Other mortgage banking revenue                                    483          506        1,424           1,313
 Gains on sales of investment securities                           741          344          930             438
 Gains on sales of non-deposit investment products                 211          217          567             714
 Income from bank owned life insurance                             182          132          552             399
 Other                                                             440          313        1,439             706
                                                             -------------------------------------------------------
Total Noninterest Income                                         6,514        4,103       16,459          10,294

Noninterest Expense:
 Salaries and employee benefits                                  5,810        5,257       16,663          14,394
 Net occupancy                                                   1,461        1,475        4,246           3,557
 Furniture, fixtures and equipment                                 719          645        2,115           1,776
 Advertising                                                       274          248          859             798
 Data Processing                                                   535          431        1,521           1,251
 Professional services                                             157          308          696           1,027
 Other                                                           3,908        1,775        8,201           4,812
                                                             -------------------------------------------------------
Total Noninterest Expense                                       12,864       10,139       34,301          27,615

Income Before Income Taxes                                       1,489        1,479        5,129           4,157

Income Tax Expense                                                  87          471        1,244           1,378
                                                             -------------------------------------------------------

                                                              $  1,402      $ 1,008       $3,885          $2,779
Net Income                                                   =======================================================



CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)


                                                                    For the three months ended September 30,
                                                                         2003                       2002
                                                                      Average      Yield/      Average       Yield/
                                                                      Balance        Rate      Balance         Rate
                                                             -------------------------------------------------------
Assets:
 Loans
 Commercial Loans and LOC                                       $   65,132          6.04%  $  48,402          6.31%
 Comm/Res Construction                                              35,186          7.24%     32,938          6.71%
 Commercial Mortgages                                              218,992          7.01%    196,193          7.84%
 Residential Constr - Cons                                         120,222          7.45%    131,876          8.44%
 Residential Mortgages                                              37,284          7.50%     48,472          7.56%
 Consumer                                                           76,546         10.50%     53,015          8.44%
                                                             -----------------             ------------
 Total Loans                                                       553,361          7.52%    510,897          7.81%

 Loans held for sale                                               143,376          4.96%     47,273          6.18%
 Available for sale securities, at fair value                      143,762          4.59%    167,311          5.94%
 Interest bearing deposits                                          57,627          0.88%     21,955          1.33%
 Restricted stock investments, at cost                               3,273          2.99%      4,000          5.29%
                                                             -----------------             ------------

 Total earning assets                                              901,399          6.21%    751,435          7.15%

 Allowance for loan losses                                          (8,358)                   (6,216)
 Cash and other non earning assets                                  81,779                    58,070
                                                             -----------------             ------------

Total Assets                                                    $  974,820                 $ 803,289
                                                             =================             ============

Liabilities and Stockholders' Equity:
 Interest bearing deposits
 NOW deposits                                                       60,910          0.52%     44,009          0.80%
 Savings deposits                                                   57,819          0.60%     45,913          0.99%
 Money market deposits                                             149,846          1.02%    157,544          1.43%
 Time deposits                                                     350,299          3.36%    271,495          4.04%
                                                             -----------------             ------------
 Total interest bearing deposits                                   618,874          2.26%    518,961          2.70%

 Borrowings                                                        170,997          4.96%    130,794          5.45%
                                                             -----------------             ------------

 Total interest bearing liabilities                                789,871          2.84%    649,755          3.25%

 Noninterest bearing demand deposits                               127,830                   101,407
 Other liabilities                                                   3,438                     2,948
 Stockholders' Equity                                               53,681                    49,179
                                                             -----------------             ------------

Total Liabilities and Stockholders' Equity                      $  974,820                 $ 803,289
                                                             =================             ============



Net Interest Spread                                                                 3.36%                     3.90%

Net Interest Margin                                                                 3.72%                     4.31%




CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

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                                                                    For the nine months ended September 30,
                                                                         2003                       2002
                                                                      Average      Yield/      Average       Yield/
                                                                      Balance        Rate      Balance         Rate
                                                             -------------------------------------------------------
Assets:
 Loans
 Commercial Loans and LOC                                     $     64,234          6.34% $   49,729          7.39%
 Comm/Res Construction                                              34,744          6.96%     34,860          6.91%
 Commercial Mortgages                                              211,771          7.26%    177,820          7.99%
 Residential Constr - Cons                                         121,816          7.77%    124,948          8.76%
 Residential Mortgages                                              40,876          7.71%     49,501          8.04%
 Consumer                                                           70,106         10.35%     48,633          7.21%
                                                             -----------------            -------------
 Total Loans                                                       543,549          7.68%    485,491          7.98%

 Loans held for sale                                               112,221          5.03%     44,209          5.89%
 Available for sale securities, at fair value                      123,805          5.17%    152,067          6.13%
 Interest bearing deposits                                          57,754          1.05%     44,002          1.51%
 Restricted stock investments, at cost                               3,387          3.87%      4,000          5.40%
                                                              -----------------            -------------
 Total earning assets                                              840,716          6.48%    729,769          7.08%

 Allowance for loan losses                                          (7,799)                   (5,919)
 Cash and other non earning assets                                  76,861                    55,865
                                                             -----------------            -------------

Total Assets                                                  $    909,778                $  779,714
                                                             =================            =============

Liabilities and Stockholders' Equity:
 Interest bearing deposits
 NOW deposits                                                       60,932          0.53%     40,167          0.81%
 Savings deposits                                                   54,036          0.69%     43,148          1.00%
 Money market deposits                                             148,120          1.03%    164,835          1.44%
 Time deposits                                                     323,442          3.51%    259,301          4.36%
                                                             -----------------            -------------
 Total interest bearing deposits                                   586,531          2.32%    507,451          2.84%

 Borrowings                                                        149,309          5.26%    127,683          5.52%
                                                             -----------------           --------------

 Total interest bearing liabilities                                735,840          2.91%    635,134          3.38%

 Noninterest bearing demand deposits                               116,453                    94,707

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Other liabilities
                                                                     3,639                     3,241
 Stockholders' Equity                                               53,847                    46,632
                                                             -----------------           --------------

Total Liabilities and Stockholders' Equity                    $    909,778                 $ 779,714
                                                             =================           ==============

Net Interest Spread                                                                 3.57%                     3.70%

Net Interest Margin                                                                 3.93%                     4.13%


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